Exhibit 10.1

TRANSITION SERVICES AGREEMENT

between

GRAHAM HOLDINGS COMPANY

and

CABLE ONE, INC.

Dated as of     , 2015

TABLE OF CONTENTS

		Page

	ARTICLE I

	Definitions

SECTION 1.01.	Definitions	1

	ARTICLE II

	Services

SECTION 2.01.	Provision of Services	3
SECTION 2.02.	Service Amendments and Additions	7
SECTION 2.03.	No Management Authority	8

	ARTICLE III

	Compensation

SECTION 3.01.	Compensation for Services	8
SECTION 3.02.	Adjustments to Cost of Services	8
SECTION 3.03.	Payment Terms	8
SECTION 3.04.	Disclaimer of Warranties	9
SECTION 3.05.	Books and Records	9

	ARTICLE IV

	Term

SECTION 4.01.	Commencement	9
SECTION 4.02.	Termination	9
SECTION 4.03.	Return of Books, Records and Files	10

	ARTICLE V

	Indemnification; Limitation of Liability

SECTION 5.01.	Indemnification	10
SECTION 5.02.	Limitation on Liability	11

	ARTICLE VI

	Miscellaneous

SECTION 6.01.	Title to Data	12

i

ii

TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of     , 2015, by and between GRAHAM HOLDINGS COMPANY, a Delaware corporation (“Graham”), and CABLE ONE, INC., a Delaware corporation (“Cable”).

RECITALS

WHEREAS, in connection with the contemplated Spin-Off of Cable and concurrently with the execution of this Agreement, Graham and Cable are entering into a Separation and Distribution Agreement (the “Separation Agreement”);

WHEREAS, each of Graham and Cable will provide to the other certain services, as more particularly described in this Agreement, for a limited period of time following the Spin-Off; and

WHEREAS, each of Graham and Cable desires to reflect the terms of their agreement with respect to such services.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by this Agreement, Graham and Cable, for themselves, their successors and assigns, agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

“Additional Services” has the meaning ascribed thereto in Section 2.02(a).

“Affiliate” has the meaning ascribed thereto in the Separation Agreement.

“Affected Party” has the meaning ascribed thereto in Section 6.02.

“Agreement” has the meaning ascribed thereto in the preamble.

“Ancillary Agreements” has the meaning ascribed thereto in the Separation Agreement.

“Applicable Termination Date” means, with respect to each Service or Service Category, the date that is 12 months from the Distribution Date, or such earlier termination date specified with respect to such Service or Service Category, as applicable, in Schedule A or Schedule B, as applicable.

“Cable” has the meaning ascribed thereto in the preamble.

“Cable Business” means the Cable Business as defined in the Separation Agreement.

“Cable Group” has the meaning ascribed thereto in the Separation Agreement.

“Cable Indemnitees” has the meaning ascribed thereto in the Separation Agreement.

“Consents” has the meaning ascribed thereto in the Separation Agreement.

“Cost of Services” means, with respect to each Service or Service Category, the cost of services specified with respect to such Service or Service Category, as applicable, in Schedule A or Schedule B, as applicable, to be paid by a Service Recipient in respect of such Service or Service Category to the Service Provider of such Service or Service Category.

“Dispute” has the meaning ascribed thereto in Section 2.01(c).

“Dispute Notice” has the meaning ascribed thereto in Section 2.01(c).

“Distribution” has the meaning ascribed thereto in the Separation Agreement.

“Distribution Date” has the meaning ascribed thereto in the Separation Agreement.

“Force Majeure Event” has the meaning ascribed thereto in Section 6.02.

“Governmental Authority” has the meaning ascribed thereto in the Separation Agreement.

“Graham” has the meaning ascribed thereto in the preamble.

“Graham Business” has the meaning ascribed thereto in the Separation Agreement.

“Graham Group” has the meaning ascribed thereto in the Separation Agreement.

“Graham Indemnitees” has the meaning ascribed thereto in the Separation Agreement.

“Group” means either the Graham Group or the Cable Group, as the context requires.

“Indemnitee” means a Graham Indemnitee or a Cable Indemnitee, as the context requires.

“Information” has the meaning ascribed thereto in the Separation Agreement.

“Insurance Proceeds” has the meaning ascribed thereto in the Separation Agreement.

“Law” has the meaning ascribed thereto in the Separation Agreement.

“Liabilities” has the meaning ascribed thereto in the Separation Agreement.

“Migration Services” has the meaning ascribed thereto in Section 2.01(k).

“Omitted Services” has the meaning ascribed thereto in Section 2.02(a).

“Party” means either party hereto, and “Parties” means both parties hereto.

“Performing Party” has the meaning ascribed thereto in Section 6.02.

“Person” has the meaning ascribed thereto in the Separation Agreement.

“Separation Agreement” has the meaning ascribed thereto in the recitals.

“Service Categories” means the categories of Services identified in Schedule A or Schedule B, as applicable.

“Service Manager” has the meaning ascribed thereto in Section 2.01(c).

“Service Provider” means any member of the Cable Group or the Graham Group, as applicable, in its capacity as the provider of any Services to any member of the Graham Group or the Cable Group, respectively.

“Service Recipient” means any member of the Cable Group or the Graham Group, as applicable, in its capacity as the recipient of any Services from any member of the Graham Group or the Cable Group, respectively.

“Services” means the individual services included within the various Service Categories identified in Schedule A or Schedule B, as applicable.

“Spin-Off” has the meaning ascribed thereto in the Separation Agreement.

“Sub-Contractor” has the meaning ascribed thereto in Section 2.01(e).

“Subsidiary” has the meaning ascribed thereto in the Separation Agreement.

“Taxes” has the meaning ascribed thereto in Section 3.01(b).

“Third-Party Claim” has the meaning ascribed thereto in the Separation Agreement.

ARTICLE II

Services

SECTION 2.01. Provision of Services. (a) Commencing immediately after the Distribution, Graham shall, and shall cause the applicable members of the Graham Group to, (i)

provide to Cable and the applicable members of the Cable Group the Services set forth in Schedule A and (ii) pay, perform, discharge and satisfy, as and when due, its and their respective obligations as Service Recipients under this Agreement, in each case in accordance with the terms of this Agreement.

(b) Commencing immediately after the Distribution, Cable shall, and shall cause the applicable members of the Cable Group to, (i) provide to Graham and the applicable members of the Graham Group the Services set forth in Schedule B and (ii) pay, perform, discharge and satisfy, as and when due, its and their respective obligations as Service Recipients under this Agreement, in each case in accordance with the terms of this Agreement.

(c) Each Service Recipient and its respective Service Provider shall cooperate in good faith with each other in connection with the performance of the Services hereunder. Each of Graham and Cable agrees to appoint an employee representative (each such representative, a “Service Manager”) who will have overall responsibility for implementing, managing and coordinating the Services pursuant to this Agreement on behalf of Graham and Cable, respectively. Initially, the Service Managers will be                 , on behalf of Graham, and                 , on behalf of Cable. Either Party may change its designated Service Manager at any time upon notice given to the other Party in accordance with Section 6.10. The Service Managers will consult and coordinate with each other on a regular basis and no less frequently than monthly, during the term of this Agreement. Except as otherwise provided in this Agreement, the Parties shall resolve all disputes arising under or in connection with this Agreement (each, a “Dispute”) in accordance with the following procedures (including, for the avoidance of doubt, any Dispute relating to payments with respect to the Services). All Disputes will be first considered in person, by teleconference or by video conference by the Service Managers within five business days after receipt of notice from either Party specifying the nature of the Dispute (a “Dispute Notice”). If any Dispute is not resolved by the Service Managers within 10 business days after receipt of a Dispute Notice, then, upon the written request of either Party, each Party shall designate a representative who does not spend a substantial portion of his or her time on activities relating to this Agreement to meet in person, by teleconference or by video conference with the other Party’s designated representative for the purpose of resolving the Dispute. The designated representatives shall negotiate in good faith to resolve the Dispute. If they do not resolve the Dispute within 10 Business Days after the date the Dispute was referred to them, the Parties may pursue any other rights, remedies or actions that may be available to them under this Agreement or at law.

(d) The Service Provider shall determine the personnel who shall perform the Services to be provided by it. All personnel providing Services will remain at all times, and be deemed to be, employees or representatives solely of the Service Provider responsible to provide such Services (or its Affiliates or Sub-Contractors) for all purposes, and not to be employees or representatives of the Service Recipient. The Service Provider (or its Affiliates or Sub-Contractors) will be solely responsible for payment of (i) all compensation, (ii) all income, disability, withholding and other employment taxes and (iii) all medical benefit premiums, vacation pay, sick pay and other employee benefits payable to or with respect to personnel who perform Services on behalf of such Service Provider. All such personnel will be under the sole direction, control and supervision of the Service Provider and the Service Provider has the sole right to exercise all authority with respect to the employment, substitution, termination, assignment and compensation of such personnel.

(e) The Service Provider may, at its option, from time to time, delegate any or all of its obligations to perform Services under this Agreement to any one or more of its Affiliates or engage the services of other professionals, consultants or other third parties (each, a “Sub-Contractor”) in connection with the performance of the Services; provided, however, that (i) the Service Provider shall remain ultimately responsible for ensuring that its obligations with respect to the nature, scope, quality and other aspects of the Services are satisfied with respect to any Services provided by any such Affiliate or Sub-Contractor and shall be liable for any failure of a Sub-Contractor to so satisfy such obligations (or otherwise breaches any provision hereof) and (ii) such Sub-Contractor agrees in writing to be bound by confidentiality provisions at least as restrictive to it as the terms of Section 6.05 of this Agreement. Except as agreed by the Parties in Schedule A or Schedule B or otherwise in writing, any costs associated with engaging the services of an Affiliate of the Service Provider or a Sub-Contractor shall not affect the Cost of Services payable by the Service Recipient under this Agreement, and the Service Provider shall remain solely responsible with respect to payment for such Affiliate’s or Sub-Contractor’s costs, fees and expenses.

(f) The Services shall be performed in substantially the same manner, scope, time frame, nature and quality, with the same care, and to the same extent and service level as such Services (or substantially similar services) were provided to the Cable Business or the Graham Business, as applicable, immediately prior to the Distribution Date, unless the Services are being provided by a Sub-Contractor who is also providing the same services to the Service Provider or a member of such Service Provider’s Group, in which case the Services shall be performed for the Service Recipient in the same manner, scope, time frame, nature and quality, with the same care, and to the same extent and service level as they are being performed for the Service Provider or such member of such Service Provider’s Group, as applicable. If the Service Provider has not provided such Services (or substantially similar services) immediately prior to the Distribution Date, then the Services shall be performed in a competent and professional manner consistent with industry standards. The Services shall be used solely for the operation of the Cable Business or the Graham Business, as applicable, for substantially the same purpose as used by the applicable Service Recipient on the date of this Agreement.

(g) The Parties acknowledge that the Service Provider may make changes from time to time in the manner of performing Services if the Service Provider is making similar changes in performing the same or substantially similar Services for itself or other members of its Group; provided, however, that, unless expressly contemplated in Schedule A or Schedule B, such changes shall not affect the Cost of Services for such Service decrease the manner, scope, time frame, nature, quality or level of the Services provided to the Service Recipient, except upon prior written approval of the Service Recipient. Service Recipients shall cooperate with the Service Providers to the extent necessary or appropriate to facilitate the performance of the Services in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, (i) each Party shall make available on a timely basis to the other Party all information and materials requested by such Party to the extent reasonably necessary for the performance or receipt of the Services, (ii) each Party shall, upon reasonable notice, give or cause to be given to the other Party and its Affiliates and Sub-Contractors reasonable access, during regular business hours and at such other times as are reasonably required, to the relevant premises and personnel to the extent reasonably necessary for the performance or receipt of the Services and (iii) each Party shall give the other Party and its Affiliates and Sub-Contractors reasonable access to, and all necessary rights to utilize, such Party’s information, facilities, personnel, assets, systems and technologies to the extent reasonably necessary for the performance or receipt of the Services. Each Party shall (and shall cause its personnel and the personnel of its Affiliates and Sub-Contractors providing or receiving Services to): (A) not attempt to obtain access to, use or interfere with any information technology systems of the other Party, or any confidential information owned, used or processed by the other Party, except to the extent reasonably necessary to do so to provide or receive Services; (B) maintain reasonable security measures to protect the systems of the other Party to which it has access pursuant to this Agreement from access by unauthorized third parties; and (C) not disable, damage or erase or disrupt or impair the normal operation of the information technology systems of the other Party.

(h) Nothing in this Agreement shall be deemed to require the provision of any Service by any Service Provider to any Service Recipient if the provision of such Service requires the Consent of any Person (including any Governmental Authority), whether under applicable Law, by the terms of any contract to which such Service Provider or any other member of its Group is a party or otherwise, unless and until, subject to the third-to-last sentence of this Section 2.01(h), such Consent has been obtained. The Service Provider shall use commercially reasonable efforts to obtain as promptly as possible any Consent of any Person that may be necessary for the performance of the Service Provider’s obligations pursuant to this Agreement. Any fees, expenses or extra costs incurred in connection with obtaining any such Consents shall be paid by the Service Recipient, and the Service Recipient shall use commercially reasonable efforts to provide assistance as necessary in obtaining such Consents. In the event that the Consent of any Person, if required in order for the Service Provider to provide Services, is not obtained reasonably promptly after the Distribution, the Service Provider shall notify the Service Recipient and the Parties shall cooperate in devising an alternative manner for the provision of the Services affected by such failure to obtain such Consent and the Cost of Services associated therewith, such alternative manner and Cost of Services to be reasonably satisfactory to both Parties and agreed to in writing. If the Parties elect such an alternative plan, the Service Provider shall provide the Services in such alternative manner and the Service Recipient shall pay for such Services based on the alternative Cost of Services. The Services shall not include, and no Service Provider shall be obligated to provide, any service the provision of which to a Service Recipient following the Distribution would constitute a violation of any Law. In addition, notwithstanding anything to the contrary herein, the Service Provider will not be required to perform or to cause to be performed any of the Services for the benefit of any third party or any other Person other than the applicable Service Recipient.

(i) Each Party hereby grants to the other Party and to its Affiliates and Sub-Contractors providing Services under this Agreement a nonexclusive, nontransferable, world-wide, royalty-free license, for the term of this Agreement, to use the intellectual property owned by such Party solely to the extent necessary for the other Party to perform its obligations hereunder. Subject to the terms of the Separation Agreement, each Service Provider acknowledges and agrees that it will acquire no right, title or interest (including any license rights or rights of use) to any work product resulting from the provision of Services hereunder for the Service Recipient’s exclusive use and such work product shall remain the exclusive property of the Service Recipient. To the extent title to any such work product vests in the Service Provider by operation of Law, each Party hereby assigns (and shall cause any such other Service Provider to assign) to the relevant Service Recipient all right, title and interest in and to such work product, and the Service Provider shall provide such assistance and execute such documents as the Service Recipient may reasonably request to assign to the relevant Service Recipient all right, title and interest in and to such work product. Each Service Recipient acknowledges and agrees that it will acquire no right, title or interest (other than a non-exclusive, perpetual worldwide right of use) to any work product resulting from the provision of Services hereunder that is not for the Service Recipient’s exclusive use and such work product shall remain the exclusive property of the Service Provider.

(j) Subject to Sections 2.02 and 3.02, the Parties agree that the Services set forth in Schedule A and Schedule B constitute all of the Services to be provided by members of the Graham Group and members of the Cable Group, respectively, as of the Distribution Date.

(k) The Service Provider shall, and shall use commercially reasonable efforts to cause its Affiliates and Sub-Contractors to, assist the Service Recipient in connection with the transition from the performance of Services by the Service Provider to the performance of such Services by the Service Recipient or third parties engaged by the Service Recipient, which efforts may include assistance with the transfer or records, segregation and migration of historical data, the transition to non-Service Provider systems and cooperation with and assistance to any third party consultants engaged by the Service Recipient in connection with the transition (“Migration Services”), taking into account (i) the need to minimize the cost of such transition and the disruption to the ongoing business activities of the Parties and their Affiliates and (ii) the rights and interests of protecting confidential information and privilege in accordance with Sections 7.01(c) and 7.08 of the Separation Agreement. This Section 2.01(k) shall be in addition to, and shall not be deemed to limit, the provisions of Section 7.08(b) of the Separation Agreement.

SECTION 2.02. Service Amendments and Additions. (a) From time to time during the term, each of Graham and Cable may request the other Party to provide services that (i) were provided by the Graham Business or the Cable Business, as applicable within the 12 months prior to the Distribution Date and (ii) are reasonably necessary for the operation of the Graham Business or the Cable Business, as applicable, as conducted as of the Distribution Date (“Omitted Services”). In the event that a Party desires to have the other Party provide Omitted Services or additional services that are not Omitted Services (“Additional Services”), such other Party, in its discretion, many agree to provide such Additional Services. Any request for an Omitted Service or Additional Service shall be in writing and shall specify, as applicable (A) the type and the scope of the requested service, (B) who shall perform the requested service, (C) where and to whom the requested service is to be provided and (D) the proposed term for the requested service.

(b) If a Party agrees to provide Omitted Services or Additional Services pursuant to Section 2.02(a), then the Parties shall in good faith negotiate an amendment to Schedule A and/or Schedule B, as applicable, which will describe in detail the service or service category, as applicable, project scope, term, price and payment terms to be charged for such Omitted and/or Additional Services. Once agreed to in writing, the amendment to Schedule A and/or Schedule

B, as applicable, shall be deemed part of this Agreement as of such date and the Omitted Services or Additional Services, as applicable, shall be deemed “Services” or “Service Categories”, as applicable, provided hereunder, in each case subject to the terms and conditions of this Agreement.

SECTION 2.03. No Management Authority. No Service Provider shall be authorized by, or shall have any responsibility under, this Agreement to manage the affairs of the business of any Service Recipient.

ARTICLE III

Compensation

SECTION 3.01. Compensation for Services. (a) As compensation for each Service rendered pursuant to this Agreement, the Service Recipient shall be required to pay to the Service Provider the Cost of Services specified for such Service in Schedule A or Schedule B, as applicable.

(b) The amount of any actual and documented sales tax, value-added tax, goods and services tax or similar tax that is required to be assessed and remitted by the Service Provider in connection with the Services provided hereunder (“Taxes”) will be promptly paid to the Service Provider by the Service Recipient in accordance with Section 3.03. Such payment shall be in addition to the Cost of Services set forth in Schedule A or Schedule B, as applicable (unless such Tax is expressly already accounted for in the applicable Cost of Services).

SECTION 3.02. Adjustments to Cost of Services. If at any time following the date of this Agreement, the Parties mutually agree to add any Omitted Services or Additional Services pursuant to Section 2.02, then concurrently with the addition of such Omitted Services or Additional Services, the Parties shall work in good faith to amend Schedule A or Schedule B, as applicable, to reflect such Omitted Services or Additional Services and the related Cost of Services.

SECTION 3.03. Payment Terms. (a) The Service Provider shall bill the Service Recipient monthly, within 30 business days after the end of each month, or at such other interval specified with respect to a particular Service in Schedule A or Schedule B, as applicable, an amount equal to the aggregate Cost of Services due for all Services provided in such month or other specified interval, as applicable, plus any Taxes. Invoices shall be directed to the Service Manager appointed by Graham or Cable, as applicable, or to such other Person designated in writing from time to time by such Service Manager. The Service Recipient shall pay such amount in full within 30 days after receipt of each invoice by wire transfer of immediately available funds to the account designated by the Service Provider for this purpose. Each invoice shall set forth in reasonable detail the calculation of the charges and amounts and applicable Taxes, for each Service during the month or other specified interval to which such invoice relates. In addition to any other remedies for non-payment, if any payment is not received by the Service Provider on or before the date such amount is due, then a late payment interest charge, calculated at 2.0% per annum rate, shall immediately begin to accrue and any such late payment interest charges shall become immediately due and payable in addition to the amount otherwise owed under this Agreement.

(b) Any objection to the amount of any invoice shall be deemed to be a Dispute hereunder subject to the provisions applicable to Disputes set forth in Section 2.01(c).

SECTION 3.04. DISCLAIMER OF WARRANTIES. WITHOUT LIMITATION TO THE COVENANTS RELATING TO THE PROVISION OF SERVICES SET FORTH IN SECTION 2.01(F), THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT ARE FURNISHED WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. NO MEMBER OF THE GRAHAM GROUP OR OF THE CABLE GROUP, AS SERVICE PROVIDER, MAKES ANY REPRESENTATION OR WARRANTY THAT ANY SERVICE COMPLIES WITH ANY LAW, DOMESTIC OR FOREIGN.

SECTION 3.05. Books and Records. Graham and Cable shall each maintain complete and accurate books of account as necessary to support calculations of the Cost of Services for Services rendered by it or the other members of its Group as Service Providers and shall make such books available to the other, upon reasonable notice, during normal business hours; provided, however, that to the extent Graham’s or Cable’s books contain Information relating to any other aspect of the Graham Business or the Cable Business, as applicable, Graham and Cable shall negotiate a procedure to provide the other Party with necessary access while preserving the confidentiality of such other records.

ARTICLE IV

Term

SECTION 4.01. Commencement. This Agreement is effective as of the date hereof and shall remain in effect with respect to a particular Service or Service Category until the occurrence of the Applicable Termination Date applicable to such Service or Service Category, unless earlier terminated (i) in its entirety or with respect to a particular Service or Service Category, in each case in accordance with Section 4.02, or (ii) by mutual consent of the Parties. Notwithstanding anything to the contrary contained herein, if the Separation Agreement shall be terminated in accordance with its terms, this Agreement shall be automatically terminated and void ab initio with no further action by the Parties and shall be of no force and effect.

SECTION 4.02. Termination. (a) If a Service Provider or Service Recipient breaches any of its respective obligations under this Agreement (and the period for resolution of the Dispute relating to such breach set forth in Section 2.01(c) has expired), the non-breaching Service Recipient or Service Provider, as applicable, may terminate this Agreement effective upon not less than 30 days’ written notice of termination to the breaching Party, if the breaching Party does not cure such default within 30 days after receiving written notice thereof from the non-breaching Party.

(b) Except as otherwise provided in this Agreement or Schedule A or Schedule B, upon not less than 30 days’ prior written notice a Service Recipient shall be entitled to terminate one or more Services being provided by any Service Provider for any reason or no reason at all.

(c) In the event of any termination of this Agreement in its entirety or with respect to any Service Category or Service, each Party, Service Provider and Service Recipient shall remain liable for all of their respective obligations that accrued hereunder prior to the date of such termination, including all obligations of each Service Recipient to pay any amounts due to any Service Provider hereunder.

SECTION 4.03. Return of Books, Records and Files. Upon the request of the Service Recipient after the termination of a Service with respect to which the Service Provider holds books, records or files, including current and archived copies of computer files, (i) owned solely by the Service Recipient or its Affiliates and used by the Service Provider in connection with the provision of a Service pursuant to this Agreement or (ii) created by the Service Provider and in the Service Provider’s possession as a function of and relating solely to the provision of Services pursuant to this Agreement, such books, records and files shall either be returned to the Service Recipient or destroyed by the Service Provider, with certification of such destruction provided to the Service Recipient, other than, in each case, such books, records and files electronically preserved or recorded within any computerized data storage device or component (including any hard-drive or database) pursuant to automatic or routine backup procedures generally accessible only by legal, IT or compliance personnel. The Service Recipient shall bear the Service Provider’s reasonable, necessary and actual out-of-pocket costs and expenses associated with the return or destruction of such books, records or files.

ARTICLE V

Indemnification; Limitation of Liability

SECTION 5.01. Indemnification. (a) Cable in its capacity as a Service Recipient and on behalf of each member of its Group in its capacity as a Service Recipient, shall indemnify, defend and hold harmless Graham and the other Graham Indemnitees from and against any and all Liabilities incurred by such Graham Indemnitee and arising out of, in connection with or by reason of this Agreement or any Services provided by any member of the Graham Group hereunder, except to the extent such Liabilities arise out of a Graham Group member’s (i) breach of this Agreement, (ii) violation of Laws in providing the Services, (iii) violation of third-party rights (including such third-party rights embodied in patents, trademarks, copyrights and trade secrets) in providing the Services or (iv) gross negligence or wilful misconduct in providing the Services.

(b) Graham in its capacity as a Service Recipient and on behalf of each member of its Group in its capacity as a Service Recipient, shall indemnify, defend and hold harmless Cable and the other Cable Indemnitees from and against any and all Liabilities incurred by such Cable Indemnitee and arising out of, in connection with or by reason of this Agreement or any Services provided by any member of the Cable Group hereunder, except to the extent such Liabilities arise out of a Cable Group member’s (i) breach of this Agreement, (ii) violation of

Laws in providing the Services, (iii) violation of third-party rights (including such third-party rights embodied in patents, trademarks, copyrights and trade secrets) in providing the Services or (iv) gross negligence or wilful misconduct in providing the Services.

SECTION 5.02. Limitation on Liability. (a) No Service Provider, in its capacity as such, nor any member of its Group acting in the capacity of a Service Provider, nor any Indemnitee thereof, shall be liable (whether such liability is direct or indirect, in contract or tort or otherwise) to the other Party (or any of such other Party’s Indemnitees) for any Liabilities arising out of, related to or in connection with the Services or this Agreement, except to the extent that such Liabilities arise out of such Service Provider’s (or a member of its Group’s) (i) breach of this Agreement, (ii) violation of Laws in providing the Services, (iii) violation of third-party rights (including such third-party rights embodied in patents, trademarks, copyrights and trade secrets) in providing the Services or (iv) gross negligence or wilful misconduct in providing the Services; provided that nothing in this Section 5.02(a) shall be deemed to limit a Service Recipient’s rights under Section 5.02(d) regarding Insurance Proceeds in respect of Third-Party Claims.

(b) IN NO EVENT SHALL ANY SERVICE PROVIDER, IN ITS CAPACITY AS SUCH, NOR ANY MEMBER OF ITS GROUP ACTING IN THE CAPACITY OF A SERVICE PROVIDER, NOR ANY INDEMNITEE THEREOF, BE LIABLE, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE TO THE SERVICE RECIPIENT (OR ANY OF ITS INDEMNITEES) FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF PROFITS) AS A RESULT OF ANY BREACH, PERFORMANCE OR NON-PERFORMANCE BY SUCH SERVICE PROVIDER UNDER THIS AGREEMENT, EXCEPT AS MAY BE PAYABLE TO A CLAIMANT IN A THIRD-PARTY CLAIM.

(c) EACH GROUP’S TOTAL LIABILITY, IN ITS CAPACITY AS A SERVICE PROVIDER, TO THE OTHER GROUP ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THE SERVICES OR THIS AGREEMENT FOR ANY CLAIM SHALL NOT EXCEED IN THE AGGREGATE AN AMOUNT EQUAL TO THE TOTAL AMOUNT PAID TO IT FOR SERVICES UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT, NOTWITHSTANDING THE FOREGOING, IN THE CASE OF ANY LIABILITY TO THE OTHER PARTY ARISING OUT OF A THIRD-PARTY CLAIM, EACH GROUP’S TOTAL LIABILITY IN ITS CAPACITY AS A SERVICE PROVIDER TO THE OTHER GROUP SHALL BE INCREASED BY AN AMOUNT EQUAL THE AMOUNT, IF ANY, OF ANY INSURANCE PROCEEDS THAT ARE ACTUALLY RECEIVED BY SUCH SERVICE PROVIDER IN ACCORDANCE WITH SECTION 5.02(D).

(d) If a Service Provider, in its capacity as such, or any member of its Group acting in the capacity of a Service Provider, or any Indemnitee thereof, shall be liable to the other Party for any Liability arising out of a Third-Party Claim, such Service Provider, at the request of the Indemnitee, shall use commercially reasonable efforts to pursue and recover any available Insurance Proceeds under applicable insurance policies. Promptly upon the actual receipt of any such Insurance Proceeds, such Service Provider shall pay such Insurance Proceeds to the applicable Indemnitee to the extent of the Liability arising out of the applicable Third-Party Claim. The Indemnitee shall, upon the request of such Service Provider and to the extent permitted under such Service Provider’s applicable insurance policies, promptly pay directly to such Service Provider or to such Service Provider’s insurer any reasonable costs or expenses incurred in the collection of such Indemnitee’s portion of such Insurance Proceeds (including such Indemnitee’s portion of applicable retentions or deductibles); provided, however, that in no event shall an Indemnitee’s portion of such collection costs and expenses, applicable retentions and deductibles exceed the amount of Insurance Proceeds actually received by such Indemnitee.

(e) The provisions of this Article V shall survive indefinitely, notwithstanding any termination of all or any portion of this Agreement.

ARTICLE VI

Miscellaneous

SECTION 6.01. Title to Data. Each of Cable and Graham acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, or the licenses therefor that are owned by the other Party or its Affiliates, Subsidiaries or divisions, by reason of the provision of the Services hereunder, except as expressly provided in Section 2.01(i) and Section 4.03.

SECTION 6.02. Force Majeure. In case performance of any terms or provisions hereof shall be delayed or prevented, in whole or in part, because of or related to compliance with any Law or requirement of any national securities exchange, or because of riot, war, public disturbance, strike, labor dispute, fire, explosion, storm, flood, act of God or act of terrorism that is not within the control of the Party, Service Provider or Service Recipient whose performance is interfered with (each, a “Performing Party”) and which by the exercise of reasonable diligence such Performing Party is unable to prevent, or for any other reason which is not within the control of such Performing Party whose performance is interfered with and which by the exercise of reasonable diligence such Performing Party is unable to prevent (each, a “Force Majeure Event”), then upon prompt written notice stating the date and extent of such interference and the cause thereof by the Performing Party to the other Party, Service Recipient or Service Provider (each, an “Affected Party”), as applicable, the Performing Party shall be excused from its obligations hereunder during the period such Force Majeure Event or its effects continue, and no liability shall attach against either the Performing Party or the Affected Party on account thereof; provided, however, that the Performing Party promptly resumes the required performance upon the cessation of the Force Majeure Event or its effects. No Performing Party shall be excused from performance if such Performing Party fails to use commercially reasonable efforts to remedy the situation and remove the cause and effects of the Force Majeure Event.

SECTION 6.03. Separation Agreement. The Parties agree that, in the event of a conflict between the terms of this Agreement and the Separation Agreement with respect to the subject matter hereof, the terms of this Agreement shall govern.

SECTION 6.04. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating a relationship of principal and agent, partnership or joint venture between the Parties, between Service Providers and Service Recipients or with any individual providing Services, it being understood and agreed that no provision contained herein, and no act of any Party or members of their respective Groups, shall be deemed to create any relationship between the Parties or members of their respective Groups other than the relationship set forth herein. Each Party and each Service Provider shall act under this Agreement solely as an independent contractor and not as an agent or employee of any other Party or any of such Party’s Affiliates.

SECTION 6.05. Confidentiality and Data Processing. Each Party hereby acknowledges that confidential Information of such Party or members of its Group may be exposed to employees and agents of the other Party or its Group as a result of the activities contemplated by this Agreement. Each Party agrees, on behalf of itself and its Affiliates, that such Party’s obligation to use and keep confidential such Information of the other Party or its Group shall be governed by Sections 7.01(c) and 7.08 of the Separation Agreement.

SECTION 6.06. Counterparts; Entire Agreement. (a) This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to the other Party. This Agreement may be executed by facsimile or PDF signature and a facsimile or PDF signature shall constitute an original for all purposes.

(b) This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein.

SECTION 6.07. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Commercial Division of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective Subsidiaries, Affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby.

SECTION 6.08. Assignability. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either Party without the prior written consent of the other Party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Notwithstanding the foregoing, either Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s assets or (b) the sale of all or substantially all of such Party’s assets; provided, however, that the assignee expressly assumes in writing all of the obligations of the assigning

Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party. No assignment permitted by this Section 6.08 shall release the assigning Party from liability for the full performance of its obligations under this Agreement. Nothing in this Section 6.08 shall affect or impair a Service Provider’s ability to delegate any or all of its obligations under this Agreement to one or more Affiliates or Sub-Contractors pursuant to Section 2.01(e).

SECTION 6.09. Third-Party Beneficiaries. Except for the indemnification rights under this Agreement of any Graham Indemnitee or Cable Indemnitee in their respective capacities as such, (a) the provisions of this Agreement are solely for the benefit of the Parties hereto and are not intended to confer upon any Person except the Parties hereto any rights or remedies hereunder and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

SECTION 6.10. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be provided in the manner set forth in the Separation Agreement.

SECTION 6.11. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination, any such provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.

SECTION 6.12. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 6.13. Waivers of Default. No failure or delay of any Party (or the applicable member of its Group) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by any Party hereto of any default by the other Party hereto of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

SECTION 6.14. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party hereto, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.

SECTION 6.15. Interpretation. The rules of interpretation set forth in Section 12.14 of the Separation Agreement are incorporated by reference into this Agreement, mutatis mutandis.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GRAHAM HOLDINGS COMPANY

by
Name:
Title:

CABLE ONE, INC.

by
Name:
Title: